For Immediate Release

Date: Contact: Phone:	October 30, 2013 Roger S. Deacon Chief Financial Officer (215) 775-1435

FOX CHASE BANCORP, INC. ANNOUNCES RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013
 (Declares Dividend of $0.08 Per Share)

HATBORO, PA. October 30, 2013 – Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GM: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $1.2 million, or $0.10 per diluted share, and $4.0 million, or $0.35 per diluted share, for the three and nine months ended September 30, 2013, respectively, compared to net income of $1.4 million, or $0.12 per share, and $3.2 million, or $0.27 per share, for the three and nine months ended September 30, 2012, respectively.

Commenting on the performance for the quarter, Thomas M. Petro, President and Chief Executive Officer said, “Our business strategy, which is focused on building commercial relationships, has produced commercial loan growth of $50 million, or 10%, for the first nine months of 2013. The increase in average commercial loans helped improve our net interest margin to 3.06% for the quarter as compared to 3.01% for the quarter ended June 30, 2013. Additionally, nonperforming assets continued to decrease to $17.3 million, or 1.56% of total assets, at September 30, 2013, compared to $25.6 million, or 2.36% of total assets, at December 31, 2012. We remain focused on executing our strategy of growing profitable relationships with lower middle market and small businesses while driving improvements in operating leverage and asset quality.”

Highlights for the three and nine months ended September 30, 2013 included:

•
Total assets were $1.11 billion at September 30, 2013 compared to $1.09 billion at December 31, 2012.  Total loans were $700.5 million at September 30, 2013, essentially flat from the $701.1 million at June 30, 2013, and an increase of $16.7 million, or 2.4%, from $683.9 million at December 31, 2012. Total commercial loans increased $50.0 million, or 9.9%, from $505.4 million at December 31, 2012 to $555.3 million at September 30, 2013 primarily due to increases of $35.8 million in commercial and industrial loans and $30.4 million in multi-family and commercial real estate loans.  This was partially offset by a decrease of $16.2 million in commercial construction loans. As expected, one- to four-family residential mortgage loans decreased $25.8 million due to normal amortization exceeding new loans originated and consumer loans decreased $7.2 million.

•
Total stockholders’ equity was $174.2 million at September 30, 2013, a decrease of $7.2 million from $181.5 million at December 31, 2012, primarily due to the decrease in accumulated other comprehensive income (loss) of $7.1 million and the repurchase of 218,572 shares of Company common stock at an aggregate cost of $3.7 million. Excluding accumulated other comprehensive income (loss), tangible book value per share increased by $0.23 per share, to $14.55 per share at September 30, 2013 from $14.32 at December 31, 2012.

•	Return on assets was 0.49% for the nine months ended September 30, 2013 compared to 0.42% for the nine months ended September 30, 2012.
•
Net interest income increased $365,000, or 4.6%, to $8.2 million for the three months ended September 30, 2013, compared to $7.9 million for the three months ended June 30, 2013.  The increase in net interest income and margin was driven by increased average loan balances due to commercial loan growth, as well as increased yields on mortgage related securities.

•
Net interest income remained consistent at $8.2 million for the three months ended September 30, 2013 and 2012, and increased $128,000, or 0.5%, to $24.0 million for the nine months ended September 30, 2013, compared to $23.9 million for the nine months ended September 30, 2012.

•	The efficiency ratio was 63.6% for the nine months ended September 30, 2013, compared to 64.8% for the nine months ended September 30, 2012.
•
Noninterest expense increased $247,000, or 1.2%, to $21.0 million for the nine months ended September 30, 2013, compared to $20.7 million for the nine months ended September 30, 2012. Loss on extinguishment of debt decreased $3.0 million due to the extinguishment of debt during the nine months ended September 30, 2012.  No debt was extinguished during 2013.  This decrease was offset by an increase of $3.4 million in assets acquired through foreclosure expense as the Company recorded $4.3 million in valuation adjustments on assets acquired through foreclosure during the nine months ended September 30, 2013 compared to $932,000 for the nine months ended September 30, 2012.   This increase was primarily driven by $4.5 million in valuation adjustments on foreclosed life insurance policies, of which $1.3 million was recorded in the three months ended September 30, 2013.  Salaries, benefits and other compensation increased $479,000 for the nine months ended September 30, 2013, primarily as a result of increased staffing costs and annual compensation increases.  These increases were offset by decreases of $77,000 in professional fees primarily due to lower loan work-out expense and $204,000 in data processing costs related to a renegotiated data processing contract that became effective in January 2013.

•
Excluding the previously mentioned loss on the extinguishment of debt and valuation adjustments, noninterest expense decreased $107,000, or 0.6%, from $16.8 million for the nine months ended September 30, 2012, to $16.7 million for the nine months ended September 30, 2013.

Credit related items as of and for the quarter ended September 30, 2013 include:
•
Total credit related costs, which include (i) provision for loan losses and (ii) valuation adjustments on assets acquired through foreclosure, offset by (iii) net gain on sale of assets acquired through foreclosure, totaled $1.7 million for the three months ended September 30, 2013, compared to $1.8 million for the three months ended June 30, 2013 and $1.3 million for the three months ended September 30, 2012;

•
The allowance for loan losses was $11.1 million, or 1.56% of total loans, at September 30, 2013 compared to $10.5 million, or 1.48% of total loans, at June 30, 2013 and $11.2 million, or 1.61% of total loans, at December 31, 2012.  The level of nonperforming assets continued to improve during the three months ended September 30, 2013;

•
Net loan charge-offs totaled $45,000 and $574,000 for the three and nine months ended September 30, 2013, respectively, compared to $476,000 and $3.9 million for the three and nine months ended September 30, 2012, respectively;

•	Delinquent loans totaled $2.1 million at September 30, 2013, compared to $1.9 million at June 30, 2013 and $2.1 million at December 31, 2012.

The Company also announced that its Board of Directors declared a cash dividend of $0.08 per outstanding share of common stock. The dividend will be paid on or about November 27, 2013 to stockholders of record as of the close of business on November 13, 2013.

Fox Chase Bancorp, Inc. will host a conference call to discuss third quarter 2013 results on Thursday, October 31, 2013 at 9:00 am EDT.  The general public can access the call by dialing (888) 317-6016.  A replay of the conference call will be available through December 13, 2013 by dialing (877) 344-7529; use Conference ID: 10034509.

Fox Chase Bancorp, Inc. is a stock holding company of Fox Chase Bank.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in Thousands, Except Per Share Data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$8,241	$8,582	$24,319	$25,792
Interest on mortgage related securities	1,807	1,888	5,296	5,822
Interest on investment securities available-for-sale
Taxable	92	60	221	231
Nontaxable	-	1	-	34
Other interest income	1	-	2	5
Total Interest Income	10,141	10,531	29,838	31,884
INTEREST EXPENSE
Deposits	1,055	1,578	3,373	4,986
Short-term borrowings	45	16	94	26
Federal Home Loan Bank advances	555	450	1,606	1,892
Other borrowed funds	254	254	753	1,096
Total Interest Expense	1,909	2,298	5,826	8,000
Net Interest Income	8,232	8,233	24,012	23,884
Provision for loan losses	675	470	532	3,036
Net Interest Income after Provision for Loan Losses	7,557	7,763	23,480	20,848
NONINTEREST INCOME
Service charges and other fee income	437	364	1,260	1,138
Net gain on sale of assets acquired through foreclosure	303	8	484	135
Income on bank-owned life insurance	118	117	351	354
Equity in earnings of affiliate	135	210	470	445
Net gain on sale of investment securities	-	-	532	2,340
Other	36	38	125	99

Total Noninterest Income	1,029	737	3,222	4,511
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,644	3,458	10,629	10,150
Occupancy expense	403	415	1,243	1,294
Furniture and equipment expense	117	119	358	409
Data processing costs	390	441	1,155	1,359
Professional fees	474	369	1,250	1,327
Marketing expense	59	65	167	217
FDIC premiums	175	199	525	581
Assets acquired through foreclosure expense	1,370	962	4,465	1,115
Loss on extinguishment of debt	-	-	-	3,018
Other	370	370	1,192	1,267
Total Noninterest Expense	7,002	6,398	20,984	20,737
Income Before Income Taxes	1,584	2,102	5,718	4,622
Income tax provision	411	666	1,674	1,460
Net Income	$1,173	$1,436	$4,044	$3,162
Earnings per share:
Basic	$0.10	$0.12	$0.36	$0.27
Diluted	$0.10	$0.12	$0.35	$0.27

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, Except Share Data)
	September 30,	December 31,
	2013	2012
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$114	$162
Interest-earning demand deposits in other banks	6,301	24,928
Total cash and cash equivalents	6,415	25,090
Investment securities available-for-sale	10,501	12,491
Mortgage related securities available-for-sale	258,406	283,616
Mortgage related securities held-to-maturity (fair value of $70,601 at
September 30, 2013 and $29,451 at December 31, 2012)	70,928	28,369
Loans, net of allowance for loan losses of $11,128
at September 30, 2013 and $11,170 at December 31, 2012	700,544	683,865
Federal Home Loan Bank stock, at cost	10,013	8,097
Bank-owned life insurance	14,428	14,077
Premises and equipment, net	9,988	10,443
Assets acquired through foreclosure	6,588	8,524
Real estate held for investment	1,620	1,620
Accrued interest receivable	3,267	3,223
Mortgage servicing rights, net	157	170
Deferred tax asset, net	7,738	2,953
Other assets	6,291	5,803
Total Assets	$1,106,884	$1,088,341

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits	$683,008	$687,409
Short-term borrowings	61,600	70,500
Federal Home Loan Bank advances	150,000	110,000
Other borrowed funds	30,000	30,000
Advances from borrowers for taxes and insurance	1,010	1,699
Accrued interest payable	314	330
Accrued expenses and other liabilities	6,720	6,938
Total Liabilities	932,652	906,876
STOCKHOLDERS' EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized,
none issued and outstanding at September 30, 2013 and December 31, 2012)	-	-
Common stock ($.01 par value; 60,000,000 shares authorized,
12,147,803 shares issued and outstanding at September 30, 2013
and 12,356,564 shares issued and outstanding at December 31, 2012)	146	146
Additional paid-in capital	137,152	136,132
Treasury stock, at cost (2,468,172 shares at September 30, 2013 and
2,249,600 shares at December 31, 2012)	(33,436)	(29,733)
Common stock acquired by benefit plans	(9,431)	(10,228)
Retained earnings	82,318	80,608
Accumulated other comprehensive (loss) income, net	(2,517)	4,540
Total Stockholders' Equity	174,232	181,465
Total Liabilities and Stockholders' Equity	$1,106,884	$1,088,341

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)
	September 30,	June 30,	December 31,	September 30,
	2013	2013	2012	2012
CAPITAL RATIOS:
Stockholders’ equity (to total assets) (1)	15.74%	15.45%	16.67%	17.14%
Tier 1 capital (to adjusted assets) (2)	13.10	12.78	12.90	14.01
Tier 1 risk –based capital (to risk-weighted assets) (2)	18.98	18.94	19.45	21.37
Total risk-based capital (to risk-weighted assets) (2)	20.02	19.98	20.48	22.39

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonaccruing loans	$9,057	$9,989	$17,124	$17,385
Accruing loans past due 90 days or more (3)	1,640	-	-	165
Total nonperforming loans	$10,697	$9,989	$17,124	$17,550
Assets acquired through foreclosure	6,588	9,948	8,524	7,646
Total nonperforming assets	$17,285	$19,937	$25,648	$25,196

Ratio of nonperforming loans to total loans	1.50%	1.40%	2.46%	2.56%
Ratio of nonperforming assets to total assets	1.56	1.78	2.36	2.35
Ratio of allowance for loan losses to total loans	1.56	1.48	1.61	1.64
Ratio of allowance for loan losses to nonperforming loans	104.0	105.1	65.2	63.9
Impaired Loans:
Nonaccruing loans	$9,057	$9,989	$17,124	$17,385
Troubled debt restructurings	7,265	7,265	7,388	7,342
Other impaired loans	-	-	-	165
Total impaired loans	$16,322	$17,254	$24,512	$24,892

Past Due Loans:
30 - 59 days	$1,481	$1,618	$41	$700
60 - 89 days	569	323	2,026	523
Total	$2,050	$1,941	$2,067	$1,223

(1) Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.
(2) Represents regulatory capital ratios of Fox Chase Bank.
(3) As of September 30, 2013, represents one commercial loan relationship which was greater than 90 days past maturity. The loan was extended in
     October 2013 and the loan is no longer considered delinquent.

	At or for the Three Months Ended
	September 30,	June 30,	December 31,	September 30,
	2013	2013	2012	2012
PERFORMANCE RATIOS (4):
Return on average assets	0.42%	0.38%	0.73%	0.56%
Return on average equity	2.71	2.34	4.15	3.13
Net interest margin	3.06	3.01	3.11	3.29
Efficiency ratio (5)	63.5	64.2	62.8	61.5
OTHER:
Tangible book value per share - Core (6)	$14.55	$14.48	$14.32	$14.22
Tangible book value per share (7)	$14.34	$14.28	$14.69	$14.75
Employees (full-time equivalents)	142	143	141	144

	At or for the Nine Months Ended
	September 30,	September 30,
	2013	2012
PERFORMANCE RATIOS (4):
Return on average assets	0.49%	0.42%
Return on average equity	3.04	2.27
Net interest margin	3.05	3.24
Efficiency ratio (5)	63.6	64.8

(4)    Annualized
(5)
Represents noninterest expense, excluding valuation adjustments on assets acquired through foreclosure and loss on extinguishment of debt, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and assets acquired through foreclosure.

(6)
Total stockholders’equity, excluding the impact of accumulated other comprehensive (loss) income, net ($2.5 million loss at September 30, 2013, $2.4 million loss at June 30, 2013, $4.5 million income at December 31, 2012 and $6.7 million income at September 30, 2012); divided by total shares outstanding.

(7)	Total stockholders’equity divided by total shares outstanding. Tangible book value per share and book value per share were the same for all periods indicated.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended September 30,
	2013			2012
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$5,652	$1	0.03%	$5,741	$-	0.05%
Mortgage related securities	334,883	1,807	2.16%	294,914	1,888	2.56%
Taxable securities	21,012	92	1.74%	17,207	60	1.38%
Nontaxable securities	-	-	0.00%	4	1	87.75%
Loans (1)	708,177	8,241	4.63%	681,575	8,582	5.02%
Allowance for loan losses	(10,854)			(11,615)
Net loans	697,323	8,241		669,960	8,582
Total interest-earning assets	1,058,870	10,141	3.81%	987,826	10,531	4.25%
Noninterest-earning assets	50,589			44,930
Total assets	$1,109,459			$1,032,756
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$566,745	$1,055	0.74%	609,202	1,578	1.03%
Borrowings	234,783	854	1.44%	121,318	720	2.36%
Total interest-bearing liabilities	801,528	1,909	0.94%	730,520	2,298	1.25%
Noninterest-bearing deposits	128,437			114,983
Other noninterest-bearing liabilities	6,080			3,529
Total liabilities	936,045			849,032
Stockholders' equity	176,915			178,169
Accumulated comprehensive income	(3,501)			5,555
Total stockholder's equity	173,414			183,724
Total liabilities and stockholders' equity	$1,109,459			$1,032,756

Net interest income		$8,232			$8,233
Interest rate spread			2.87%			3.00%
Net interest margin			3.06%			3.29%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2013			June 30, 2013
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$5,652	$1	0.03%	$5,822	$-	0.04%
Mortgage related securities	334,883	1,807	2.16%	331,110	1,751	2.12%
Taxable securities	21,012	92	1.74%	20,713	58	1.14%
Nontaxable securities	-	-	0.00%	-	-	0.00%
Loans (1)	708,177	8,241	4.63%	690,584	8,016	4.65%
Allowance for loan losses	(10,854)			(11,962)
Net loans	697,323	8,241		678,622	8,016
Total interest-earning assets	1,058,870	10,141	3.81%	1,036,267	9,825	3.80%
Noninterest-earning assets	50,589			51,250
Total assets	$1,109,459			$1,087,517
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$566,745	$1,055	0.74%	$581,391	$1,141	0.79%
Borrowings	234,783	854	1.44%	196,632	817	1.67%
Total interest-bearing liabilities	801,528	1,909	0.94%	778,023	1,958	1.01%
Noninterest-bearing deposits	128,437			124,025
Other noninterest-bearing liabilities	6,080			6,727
Total liabilities	936,045			908,775
Stockholders' equity	176,915			176,645
Accumulated comprehensive income	(3,501)			2,097
Total stockholder's equity	173,414			178,742
Total liabilities and stockholders' equity	$1,109,459			$1,087,517

Net interest income		$8,232			$7,867
Interest rate spread			2.87%			2.79%
Net interest margin			3.06%			3.01%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Nine Months Ended September 30,
	2013			2012
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$5,540	$2	0.04%	$7,213	$5	0.10%
Mortgage related securities	329,788	5,296	2.14%	283,678	5,822	2.74%
Taxable securities	20,899	221	1.41%	21,734	231	1.41%
Nontaxable securities	-	-	0.00%	984	34	4.65%
Loans (1)	695,682	24,319	4.67%	668,705	25,792	5.15%
Allowance for loan losses	(11,420)			(11,836)
Net loans	684,262	24,319		656,869	25,792
Total interest-earning assets	1,040,489	29,838	3.79%	970,478	31,884	4.33%
Noninterest-earning assets	49,905			43,720
Total assets	$1,090,394			$1,014,198
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$576,054	$3,373	0.78%	585,409	4,986	1.14%
Borrowings	207,868	2,453	1.58%	135,457	3,014	2.97%
Total interest-bearing liabilities	783,922	5,826	0.99%	720,866	8,000	1.48%
Noninterest-bearing deposits	121,778			103,299
Other noninterest-bearing liabilities	7,115			4,576
Total liabilities	912,815			828,741
Stockholders' equity	176,893			179,178
Accumulated comprehensive income	686			6,279
Total stockholder's equity	177,579			185,457
Total liabilities and stockholders' equity	$1,090,394			$1,014,198

Net interest income		$24,012			$23,884
Interest rate spread			2.80%			2.85%
Net interest margin			3.05%			3.24%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.